SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14(C)
           OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.    )


Check  the  appropriate  box:

[ __  ]     Preliminary  Information  Statement
[ __  ]     Confidential,  for Use of the Commission Only (as permitted by Rule
            14c-5(d)(2))
[  X  ]     Definitive  Information  Statement


                                 U.S. CRUDE LTD.

                  (Name of Registrant as Specified in Charter)


Payment  of  Filing  Fee  (Check  the  appropriate  box):

[  X  ]     No  fee  required
[  __ ]     Fee computed on table below per Exchange Act Rules 14c-5(g) and O-11

          1)  Title  of  each  class of securities to which transaction applies:

          2)  Aggregate  number  of securities  to  which  transaction  applies:

          3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          4)  Proposed  maximum  aggregate  value  of  transaction:

          5)  Total  fee  paid:


[  __  ]     Fee  paid  previously  with  preliminary  materials.
[  __  ]     Check  box if any part of the fee is offset as provided by Exchange
             Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          1)  Amount  Previously  Paid:

          2)  Form  Schedule  or  Registration  Statement  No.:

          3)  Filing  Party:

          4)  Date  Filed:

                        WE ARE NOT ASKING YOU FOR A PROXY
                  AND YOU ARE REQUESTED NOT TO SEND US A PROXY

                              INFORMATION STATEMENT

                                  INTRODUCTION

     This information statement is being mailed or otherwise furnished to stockholders of U.S. Crude Ltd., a Nevada corporation (the "Company") in connection with the prior receipt by the Board of Directors of the Company and approval by written consent of the holders of a majority of the Company's Preferred and Common Stock (the "Voting Capital Stock") of a proposal (the "Proposal") to approve an amendment (the "Amendment") to the Articles of Incorporation to effectuate an increase in the authorized common stock from 75 million shares with a par value of $0.001 to 250 million shares with a par value of $0.001, to increase the authorized preferred stock from 5 million shares with a par value of $0.001 to 25 million shares with a par value of $0.001, and to approve Restated Articles of Incorporation. This information statement is being first sent to stockholders on or about June 27, 2001. The Company anticipates that the Amendment and Restated Articles will become effective on or about July 18, 2001.

VOTE  REQUIRED

     The vote that is required to approve the Proposal is the affirmative vote of shareholders representing a majority of the shares which are entitled to vote on such matters. Each holder of the Company's preferred stock is entitled to ten (10) votes for each share held and each holder of common stock is entitled to one (1) vote for each share held.

     The record date for purposes of determining the number of outstanding shares of common and preferred stock of the Company, and for determining stockholders entitled to vote, is the close of business on June 4, 2001 (the "Record Date"), the business day after the Board of Directors of the Company adopted the resolution approving and recommending the Proposal. As of the Record Date, the Company had 67,394,787 shares of common stock and 4,000,000 shares of preferred stock outstanding. Holders of the shares have no preemptive rights. All outstanding shares are fully paid and nonassessable. The transfer agent for the common stock is Pacific Stock Transfer, 5844 South Pecos Road, Suite D, Las Vegas, Nevada 89120, telephone number (702) 361-3033.

VOTE  OBTAINED  -  SECTION  78.320  NEVADA  REVISED  STATUTES

     Section 78.320 of the Nevada Revised Statutes (the "Nevada Law") provides that the written consent of the holders of the outstanding shares of voting stock, having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, may be substituted for such a meeting. Pursuant to Section 78.390 of the Nevada Revised Statutes, a majority of the outstanding voting shares of stock entitled to vote thereon is required in order to amend the Articles of Incorporation. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the Amendment as early as possible in order to accomplish the purposes of the Company as hereafter described, the Board of Directors of the Company voted to utilize, and did in fact obtain, the written consent of the holders of a majority of the voting power of the Company.

     Pursuant to Section 78.370 of the Nevada Revised Statutes, the Company is required to provide prompt notice of the taking of the corporate action without a meeting to the stockholders of record who have not consented in writing to such action. This Information Statement is intended to provide such notice. No dissenters' or appraisal rights under the Nevada Law are afforded to the Company's stockholders as a result of the approval of the Proposals.

                                  PROPOSAL ONE
                             TO AMEND THE COMPANY'S
                    ARTICLES OF INCORPORATION TO INCREASE THE
            NUMBER OF AUTHORIZED COMMON SHARES TO 250 MILLION SHARES
                    AND PREFERRED SHARES TO 25 MILLION SHARES

GENERAL

On June 1, 2001, the Board of Directors approved, subject to stockholder approval, an Amendment to the Company's Articles of Incorporation to effectuate an increase in the authorized common stock from 75 million shares with a par value of $0.001 to 250 million shares with a par value of $0.001, and to further increase the authorized preferred stock from 5 million shares with a par value of $0.001 to 25 million shares with a par value of $0.001. On June 4, 2001, the Proposal was approved by written consent of a majority of the Company's preferred and common stockholders. A copy of the proposed amendment to the Articles of Incorporation is attached to this Information Statement as Appendix A.

AMENDMENT  TO  INCREASE  NUMBER  OF  AUTHORIZED  SHARES

     On June 1, 2001, the Board of Directors of the Company approved, declared it advisable and in the Company's best interests and directed that there be submitted to the holders of a majority of the Company's voting stock for action by written consent the proposed amendment to Article 4 of the Company's Articles of Incorporation to effectuate an increase in authorized common stock from 75 million shares with a par value of $0.001 to 250 million shares with a par value of $0.001 and to further increase the authorized preferred stock from 5 million shares with a par value of $0.001 to 25 million shares with a par value of $0.001. The Board of Directors has fixed the close of business on June 4, 2001 as the record date for the determination of shareholders who are entitled to give consent and receive this Information Statement. As of the record date, the Company had outstanding 67,394,787 shares of common stock held by approximately 709 shareholders of record and 4 million shares of preferred stock held by approximately one shareholder of record.

     The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of common and preferred stock in an amount adequate to provide for the Company's future needs. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The availability of additional authorized but unissued shares will be achieved by effectuating an increase in the number of authorized shares of common stock from 75 million to 250 million, and an increase in the number of authorized shares of preferred stock from 5 million shares to 25 million shares. The rights, privileges, and preferences of the preferred stock may be set by the Board of Directors from time to time without further shareholder approval. This step is necessary, in the judgment of the Board of Directors, in order to raise additional capital and carry out the Company's business objectives.

CERTAIN  MATTERS  RELATED  TO  THE  PROPOSAL

     The Amendment will become effective upon filing the Amendment to the Company's Articles of Incorporation, anticipated to be approximately twenty-one
(21) days after this Information Statement has been distributed to the Company's stockholders.

                                  PROPOSAL TWO
                 ADOPTION OF RESTATED ARTICLES OF INCORPORATION

     On June 1, 2001, the Board of Directors approved, subject to stockholder approval, the Restated Articles of Amendment of U.S. Crude, Ltd. Following the initial filing of the Company's original Articles of Incorporation, the Company has filed numerous amendments to its Articles of Incorporation, plus Articles of Merger, and the amendment discussed herein with be an additional amendment.

     In order to simplify the Company's Articles of Incorporation and the various subsequent amendments, the Board of Directors believes it in the Company's best interest to consolidate the original Articles of Incorporation and the subsequent amendments into a single Restated Articles of Incorporation. A copy of the proposed restated Articles of Incorporation is attached to this Information Statement as Appendix B.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 4, 2001, certain information with respect to the Company's equity securities owned of record or beneficially by
(i) each Officer and Director of the Company; (ii) each person who owns beneficially more than 5% of each class of the Company's outstanding equity securities; and (iii) all Directors and Executive Officers as a group.






                                              Name and Address of             Amount and Nature of     Percent
Title of Class . . . . . . . . . . . . . . .  Beneficial Owner                Beneficial Ownership   of Class (1)
--------------------------------------------  ------------------------------  ---------------------  ------------

                                              Anthony K. Miller
                                              c/o U.S. Crude Ltd.
Common . . . . . . . . . . . . . . . . . . .  25809-D Business Center Drive
Stock. . . . . . . . . . . . . . . . . . . .  Redlands, CA  92374                 1,200,000 (2)          1.7%

                                              Catherine Meeks
                                              c/o U.S. Crude Ltd.
Common . . . . . . . . . . . . . . . . . . .  25809-D Business Center Drive
Stock. . . . . . . . . . . . . . . . . . . .  Redlands, CA  92374                   350,500 (3)    Less than 1%

                                              Dr. Thomas E. Hobson
                                              c/o U.S. Crude Ltd.
Common . . . . . . . . . . . . . . . . . . .  25809-D Business Center Drive
Stock. . . . . . . . . . . . . . . . . . . .  Redlands, CA  92374                   950,000 (4)          1.4%

                                              Thomas Meeks
                                              c/o U.S. Crude Ltd.
Common . . . . . . . . . . . . . . . . . . .  25809-D Business Center Drive
Stock. . . . . . . . . . . . . . . . . . . .  Redlands, CA  92374                 1,300,000 (5)(6)       1.9%

                                              Wave Technologies, Inc.
Common . . . . . . . . . . . . . . . . . . .  673 E. Cooley Drive, No. 106        3,585,000 (6)          5.3%
Stock. . . . . . . . . . . . . . . . . . . .  Colton, CA  92324

                                              Wave Technologies, Inc.
Preferred. . . . . . . . . . . . . . . . . .  673 E. Cooley Drive, No. 106
Stock. . . . . . . . . . . . . . . . . . . .  Colton, CA  92324                   4,000,000 (6)          100%

                                              Common Stock:
                                              All Officers and Directors.           7,385,500           10.5%
                                              and Directors as a Group (4 Persons) (2)(3)(4)(5)(6)

                                              Voting Control (including
                                              Preferred Stock): All Officers       747,385,500
                                              and Directors as a Group (4 Persons)  (2)(3)(4)(5)(6)     43.1%



(1) Based on 67,394,787 shares of common stock outstanding and 4,000,000 shares of preferred stock outstanding.

(2) Includes options to acquire 750,000 shares of common stock at $1.00 per share, exercisable until 2006.

(3) Catherine Meeks is the sister of Thomas Meeks, also a director of the Company. Includes options to acquire 250,000 shares of common stock at $1.00 per share, exercisable until 2006.

(4) Includes options to acquire 650,000 shares of common stock at $1.00 per share, exercisable until 2006.

(5) Thomas Meeks is the brother of Catherine Meeks, also a director of the Company. Includes options to acquire 1,000,000 shares of common stock at $1.00 per share, exercisable until 2006.

(6) Thomas Meeks is deemed to be the beneficial owner of shares of common and preferred stock held by Wave Technologies, Inc.

     The Company believes that the beneficial owners of securities listed above, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. Shares of stock subject to options or warrants currently exercisable, or exercisable within 60 days, are deemed outstanding for purposes of computing the percentage of the person holding such options or warrants, but are not deemed outstanding for purposes of computing the percentage of any other person.

COMPLIANCE  WITH  SECTION  16(a)  OF  THE  SECURITIES  EXCHANGE  ACT  OF  1934

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than ten percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     To the Company's knowledge, as of the date of this Information Statement, all officers and directors have completed initial questionnaires for the completion of the appropriate forms to be filed, and they are currently being prepared.





                                      By  order  of  the  Board  of  Directors

                                      /s/  Anthony  Miller
                                      _______________________________
                                      Anthony  Miller,  President

Redlands,  California
June  26,  2001

                                   APPENDIX A


                                    PROPOSED

                            CERTIFICATE OF AMENDMENT

                                       OF

                            ARTICLES OF INCORPORATION

                                       OF

                                U.S. CRUDE, LTD.

     The undersigned being the President and Secretary of U.S. Crude, Ltd., a Nevada Corporation, hereby certify that by unanimous written consent of the Board of Directors on June 1, 2001 and majority written consent of the stockholders on June 4, 2001, it was voted that this Certificate of Amendment of Articles of Incorporation be filed.

     The undersigned further certify that ARTICLE "FOUR" of the Articles of Incorporation, originally filed on November 3, 1999, and as amended, are amended to read as follows:

ARTICLE  "FOUR"  is  hereby  amended  to  read  as  follows:

     "The total authorized capital stock of the Corporation shall consist of 250,000,000 shares of Common Stock, $0.001 par value and 25,000,000 shares of Preferred Stock, $0.001 par value.

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Nevada. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series."

     The undersigned hereby certify that they have on this ___th day of July, 2001 executed this Certificate amending the Articles of Incorporation heretofore filed with the Secretary of State of Nevada.




                                                 _______________________________
                                                 Anthony  Miller,  President



                                                 _______________________________
                                                 Catherine  Meeks,  Secretary

                                   APPENDIX B

                                    PROPOSED

                       RESTATED ARTICLES OF INCORPORATION

                                       OF

                                U.S. CRUDE, LTD.


                                    ARTICLE I

     The  name  of  this  corporation  is:

     U.S.  CRUDE,  LTD.

                                   ARTICLE II

     Offices for the transaction of any business of the Corporation, and where meetings of the Board of Directors and of Stockholders may be held, may be established and maintained in any part of the State of Nevada, or in any other state, territory, or possession of the United States.

                                   ARTICLE III

     The  nature  of  the  business  is  to  engage  in  any  lawful  activity.

                                   ARTICLE IV

     The capital stock of the Corporation shall consist of 250,000,000 shares of Common Stock, $0.001 par value and 25,000,000 shares of preferred stock, $0.001 par value.

     The shares of Preferred Stock may be issued from time to time in one or more series. The Board of Directors of the Corporation (the "Board of Directors") is expressly authorized to provide for the issue of all or any of the shares of the Preferred Stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designations, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof, as shall be stated and expressed in the resolution or resolutions adopted by the Board of Directors providing for the issue of such shares (a "Preferred Stock Designation") and as may be permitted by the General Corporation Law of the State of Nevada. The Board of Directors is also expressly authorized to increase or decrease (but not below the number of shares of such series then outstanding) the number of shares of any series subsequent to the issue of shares of that series. In case the number of shares of any such series shall be so decreased, the shares constituting such decrease shall resume the status that they had prior to the adoption of the resolution originally fixing the number of shares of such series.

                                    ARTICLE V

     The members of the governing board of the corporation shall be styled directors, of which there shall be no less than one nor more than seven. The Directors of this corporation need not be stockholders.

                                   ARTICLE VI

     This  corporation  shall  have  perpetual  existence.

                                   ARTICLE VII

     This Corporation shall have president, a secretary, a treasurer and a resident agent, to be chosen by the Board of Directors, any person may hold two or more offices.

                                  ARTICLE VIII

     The Capital Stock of the corporation, after the fixed consideration thereof has been paid or performed, shall not be subject to assessment, and the individual liable for the debts and liabilities of the Corporation, and the Articles of Incorporation shall never be amended as the aforesaid provisions.

                                   ARTICLE IX

     No director or officer of the corporation shall be personally liable to the corporation of any of its stockholders for the damages for breach of fiduciary duty as a director or officer involving any act or omission of any such director or officer provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or the payment of dividends in violation of Section 78.300 of the Nevada Revised Statutes. Any repeal or modification of this Article of the Stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director or officer of the Corporation for acts or omissions prior to such repeal or modification.

     The number of shares of the corporation outstanding and entitled to vote on this Restated Articles of Incorporation is 67,394,787 of common stock and 4,000,000 shares of preferred stock; that the said change(s) and the Restated Articles of Incorporation have been consented to and approved by a majority all of the stockholders of each class of stock outstanding and entitled to vote thereon. The changes set forth herein shall be effective upon the filing of these Restated Articles of Incorporation.



________________________________          _____________________________
Anthony  K.  Miller                       Catherine  Meeks
President                                 Secretary

Dated:  July  ___,  2001                  Dated:  July  ___,  2001